Exhibit 5.1

March 12, 2013

Consolidated Communications Holdings, Inc.

Consolidated Communications, Inc.

121 South 17th Street

Mattoon, Illinois 61938-3987

Ladies and Gentlemen:

We have acted as counsel to Consolidated Communications, Inc., an Illinois corporation (the “Company”), Consolidated Communications Holdings, Inc., a Delaware corporation (“Parent Guarantor”) and each of the entities set forth on Schedule A hereto (each, a “Subsidiary Guarantor” and, collectively, with the Parent Guarantor, the “Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to $300,000,000 of the Company’s 10.875% Senior Notes due 2020 (the “Exchange Notes”) and (ii) the related guarantees of the Exchange Notes by the Guarantors (the “Guarantees”) pursuant to a registration statement on Form S-4 filed by the Company and the Guarantors on March 12, 2013. The Exchange Notes and related Guarantees will be offered in exchange for the Company’s outstanding 10.875% Senior Notes due 2020  (the “Original Notes”) and the Guarantors’ related guarantees, which were previously issued in an offering exempt from the registration requirements of the Securities Act.

The Exchange Notes and the Guarantees will be issued pursuant to an Indenture dated as of May 30, 2012, as supplemented by a First Supplemental Indenture dated as of July 2, 2012 and a Second Supplemental Indenture dated as of August 3, 2012, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  For purposes of this opinion letter, the term “Covered Guarantors” means the Guarantors listed on Schedule B hereto.

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion.  In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons.  As to matters

Consolidated Communications Holdings, Inc.

Consolidated Communications, Inc.

March 12, 2013

of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company and the Covered Guarantors, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing the same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party.  In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of its respective obligations under, the documents executed or to be executed by each party thereto, other than the Company and the Covered Guarantors, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company and the Covered Guarantors, and (iii) that the execution and delivery by the Company and the Covered Guarantors of, and performance by them of their obligations under, such documents do not violate any law, rule, regulation, agreement or instrument binding upon the Company and the Covered Guarantors or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to those laws, rules and regulations of the states of Delaware, New York, Illinois and California that, in our experience, are normally applicable to transactions of the type provided for by the documents executed or to be executed, but without our having made any special investigation with respect to any other laws, rules or regulations).

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when (i) the Registration Statement has become effective under the Securities Act and any required prospectus has been delivered and filed as required by such applicable law, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and (iv) the Exchange Notes have been duly issued and delivered by the Company in exchange for the Original Notes, all in accordance with the exchange offer contemplated by the Registration

Consolidated Communications Holdings, Inc.

Consolidated Communications, Inc.

March 12, 2013

Statement, the Exchange Notes and the Guarantees will constitute the valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

A.        The opinions expressed herein are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B.         The foregoing opinions are limited to the laws of the States of New York and Illinois (excluding the “blue sky” laws of such states), the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the California Corporations Code, and we express no opinions with respect to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.  The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

Consolidated Communications Holdings, Inc.

Consolidated Communications, Inc.

March 12, 2013

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SCHIFF HARDIN LLP

By:	/s/ David McCarthy
David McCarthy

Schedule A

Subsidiary Guarantors

Consolidated Communications Enterprise Services, Inc.

Consolidated Communications Services Company

Consolidated Communications of Fort Bend Company

Consolidated Communications of Texas Company

SureWest Communications

SureWest Long Distance

SureWest Communications, Inc.

SureWest Broadband

SureWest TeleVideo

SureWest Kansas, Inc.

SureWest Telephone

SureWest Kansas Holdings, Inc.

Consolidated Communications of Pennsylvania Company, LLC

SureWest Kansas Connections, LLC

SureWest Kansas Licenses, LLC

SureWest Kansas Operations, LLC

SureWest Kansas Purchasing, LLC

SureWest Fiber Ventures, LLC

Schedule B

Covered Guarantors

Consolidated Communications Holdings, Inc.

Consolidated Communications Enterprise Services, Inc.

SureWest Communications

SureWest Long Distance

SureWest Communications, Inc.

SureWest Broadband

SureWest TeleVideo

SureWest Kansas, Inc.

SureWest Telephone

SureWest Kansas Holdings, Inc.

Consolidated Communications of Pennsylvania Company, LLC

SureWest Kansas Connections, LLC

SureWest Kansas Licenses, LLC

SureWest Kansas Operations, LLC

SureWest Kansas Purchasing, LLC

SureWest Fiber Ventures, LLC